                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (NON-RESIDENTIAL)
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                                                   July 13, 1998
                                                   -----------------------------
                                                   (Dale for Reference Purposes)
1. BUYER.
    1.1 Barry Beitler and Tony Dorn and/or Assignee/Nominee ,(the Buyer) hereby offers to purchase the real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on August 28, 1998 (the "Expected Closing Date") to be held by Professional Escrow (Linda Drumm) (the "Escrow Holder") whose address is 415 N. Crescent Drive, Beverly Hills, CA 90212, Phone No. (310) 274-0366, Facsimile No. (310) 275-2144 upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.
    1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.
2. PROPERTY.
    2.1 The real property (the "Property") that is the subject of this offer consists of (insert a brief physical description) a 2-story approximate 22,000 square foot office building on approximately 32,800 square feet of fee simple land is located in the City of West Hollywood, County of Los Angeles State of CA, is commonly known by the street address of 8955 Beverly Boulevard, West Hollywood and is legally described as: To be supplied to escrow
    2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First American Title Company (Larry Schmidt and Joe Galarze) (the "Title Company"), which Title Company shall issue the title policy hereinafter described.
    2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located in the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings, wall coverings, and any and all personal property used in connection with the operation of the Property as distinguished from the operation of Seller's business (collectively, the "Improvements").
    2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zones Act, to disclose to a prospective purchaser of real property whether the property being purchased is located within a delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault that is deemed by the State Geologist to be sufficiently active and well defined enough to constitute a potential hazard to structures from surface faulting or fault (creep). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the Property
     [X] (a) Is not within such a special studies zone.
     [ ] (b) Is within such a special studies zone.
    2.5 If (1) the Property is located in the State of California, (2) the Improvements were constructed prior to 1975, and (3) the Improvements include structures with (i) pre-cast (e.g., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) unreinforced masonry walls, California law requires that Seller or Sellers Broker provide Buyer with a copy of The Commercial Property Owners Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission. Seller and Sellers Broker hereby inform Buyer that the Property:

     [ ] (a) meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet. Seller or Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Weakness Disclosure Report" contained in the Booklet duly executed by Seller. Within five (5) business days of Buyers receipt of said Disclosure Report, Buyer shall deliver a duly countersigned copy of the same to Escrow Holder, with a copy to Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.
     [X] (b) does not meet the foregoing requirements requiring the delivery of the Booklet.
3. PURCHASE PRICE.
    3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be

$3,800,000.00, payable as follows:
-------------
         (a) Cash down payment, including the Deposit as defined in paragraph
             4.3 (or if an all cash transaction, the Purchase Price):              $ 1,900,000.00
(STRIKE IF NOT
APPLICABLE)
         (b) Amount of "New Loan" as defined in paragraph 5.1, if any:             $ _____________
         (c) Buyer shall take title to the Property subject to the following existing deed(s) of trust ("Existing Deed(s) of Trust") securing the existing promissory note(s) ("Existing Note(s)"):
             (i)  An Existing Note (the "First Note") with an unpaid principal
                  balance as of the Closing of approximately:                      $ 1,500,000.00
                  Said existing note is payable at $________________________per month, including interest at the rate of Prime Rate* plus 2%
                  per annum until paid (and/or the entire unpaid balance is due on or before September 8, 1998).
             (ii) An Existing Note (the "Second Note") with an unpaid principal
                  balance as of the Closing of approximately:                      $ _____________
                  Said Existing Note is payable at $_____________________ per month, including interest at the rate of _______ % per annum until paid (and/or the entire unpaid balance is due on
                  _____________________________).
         (d) Buyer shall give Seller a deed of trust (the "Purchase Money Deed of Trust") on the Property, to secure the promissory note of Buyer to Seller described in Paragraph 6 (the "Purchase Money Note") in
             the amount of:                                                        $   400,000.00
             Total Purchase Price                                                  $ 3,800,000.00

    3.2 If an Existing Deed of Trust permits the beneficiary thereof to require payment of a transfer fee as a condition to the transfer of the Property subject to such Existing Deed of Trust, Buyer agrees to pay transfer fees and costs of up to one and one-half percent (1 1/2%) of the unpaid principal balance of the applicable Existing Note.
4. DEPOSITS
    4.1 Buyer hereby delivers a check in the sum of $100,000.00, payable to Professional Escrow Company, to be (CHECK APPLICABLE BOX) [X] forthwith deposited in the payee's trust account [ ] held uncashed until the Date of Agreement. when cashed, the check shall be deposited into the payee's trust account to be applied toward the Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

*Prime Rate means the rate that Chase Manhattan Bank announces from time-to-time as its prime lending rate, as in effect from time-to-time

                                                  /s/ T.D.
                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.

    4.2 Within five (5) business days after the Day of Agreement, Buyer shall deposit with Escrow Holder the additional sum of $ -0- to be applied to the Purchase Price at the Closing.
    4.3 The funds deposited with Escrow Holder by or on behalf of Buyer under paragraphs 4.1 and 4.2 above (collectively, the "Deposit"), shall be deposited by Escrow Holder in such State or Federally chartered bank as Buyer may select and in such interest-bearing account or accounts as Escrow Holder or Broker(s) deem appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity.

Buyer's Federal Tax Identification Number is _______________________.

5. FINANCING CONTINGENCY. -  THIS SECTION IS CROSSED OUT AND DELETED
6. PURCHASE MONEY NOTE. (STRIKE IF NOT APPLICABLE)
    6.1 The Purchase Money Note shall provide for interest on unpaid principal at the rate of 8.000 % per annum, with principal interest to be paid as follows: all interest shall accrue and the entire Note and Deed of Trust shall be due and payable on or before September 8, 1998. The Purchase Money Note and Purchase Money Deed of Trust shall be on the current forms commonly used by Escrow Holder, and be junior and subordinate only to the Existing Note(s) and/or New Loan expressly called for by this Agreement.
    6.2 The Purchase Money Note and the Purchase Money Deed of Trust shall contain provisions regarding the following:
       (a) PREPAYMENT. Principal may be prepaid in whole or in part at any time without penalty, at the option of Buyer.
       (b) LATE CHARGE. A late charge of 6% shall be payable with respect to any payment of principal, interest, or other charges, not made within ten (10) days after it is due.
       (c) DUE ON SALE. In the event the Buyer sells or transfers title to the Property or any portion thereof, then the Seller may, at Sellers option, require the entire unpaid balance of the Purchase Money Note to be then paid in full.
7. REAL ESTATE BROKERS. THIS SECTION IS CROSSED OUT AND DELETED
8. ESCROW AND CLOSING.
    8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties or a Broker herein.
    8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow H older is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.
    8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.
    8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker, Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyers obligation.
    8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

    8.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents less only Escrow Holder's reasonable fees and expenses, to the party who deposited them. Such Party shall indemnify and hold escrow holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.
    8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.
    8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, Buyer shall within five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.
9. CONTINGENCIES TO CLOSING.  THERE ARE NO CONTINGENCIES TO CLOSING.

                                                  /s/ T.D.
                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.

ALL OF SECTION 9 IS CROSSED OUT AND DELETED

10. DOCUMENT REQUIRED AT CLOSING:
    10.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 9.1(f) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.
"IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."
    10.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:
         (a) Grant deed (or equivalent), duly executed and in recordable form, conveying fee title to the Property to Buyer.
         (b) If paragraph 3.1(c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

                                                  /s/ T.D.
                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.





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         (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the A.I.R. or its equivalent.
         (d) If applicable, the Tenancy Statements executed by Seller and the Tenant(s) of the Property.
         (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit an form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing. Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.
    10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:
         (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price. including Buyer's escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as Immediately collectable funds, no later than 11:00 am. on the business day prior to the Expected Closing Date.
         (b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyers expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.
         (c) The assumption portion of the Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c), above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing as to each Existing Lease.
         (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements. (e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.
11. PRORATIONS, EXPENSES AND ADJUSTMENTS.
    11.1 TAXES. Real property taxes payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. Seller shall pay and discharge in full at or before the Closing the prorated unpaid balance of any special assessment bonds.
    11.2 INSURANCE. If Buyer elects to take an assignment of the existing casualty and/or liability insurance that is maintained by Seller, the current premium therefor shall be prorated through Escrow as of the date of Closing.
    11.3 RENTALS, INTEREST AND EXPENSES. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.
    11.4 SECURITY DEPOSIT. Security Deposits held by Seller shall be given to Buyer by a credit to the cash required of Buyer at the Closing.
    11.5 POST CLOSING MATTERS. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of Escrow when the amount due is determined.
    11.6 VARIATIONS IN EXISTING NOTE BALANCES. In the event that Buyer is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1(c) hereof (the "Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing Note Variation.
    11.7 VARIATIONS IN NEW LOAN BALANCE. In the event Buyer is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth in paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in paragraph 5.1 hereof.

    11.8 ESCROW COSTS AND FEES. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owners or Joint protection policy of title insurance.
12. REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMER.
    12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed and unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s):
         (a) AUTHORITY OF SELLER. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.
         (b) MAINTENANCE DURING ESCROW AND EQUIPMENT CONDITION AT CLOSING. Except as otherwise provided in paragraph 9.1(l) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The heating. ventilating, air conditioning, PLUMBING, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.
         (c) HAZARDOUS SUBSTANCES/STORAGE TANKS. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance (as defined in paragraph 9.1(c)). nor of the existence or prior existence of any above or below ground storage tank or tanks.
         (d) COMPLIANCE. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation. remediation, repair, maintenance or improvement is to be performed on the Property.
         (e) CHANGES IN AGREEMENTS. Prior to the Closing. Seller will not violate or modify, orally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.
         (f) POSSESSORY RIGHTS. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.
         (g) MECHANICS' LIENS. There are no unsatisfied mechanic's or materialman's lien rights concerning the Property.
         (h) ACTIONS, SUITS OR PROCEEDINGS. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.
         (i) NOTICE OF CHANGES. Seller will promptly notify Buyer and Broker(s) in writing of any Material Change (as defined in paragraph 9.1(m)) affecting the Property that becomes known to Seller prior to the Closing.
         (j) NO TENANT BANKRUPTCY PROCEEDINGS. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.
         (k) NO SELLER BANKRUPTCY PROCEEDINGS. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.
    12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in. and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relied upon by either Party hereto.

13. POSSESSION.
    13.1 Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases. 14. BUYER'S ENTRY.
14. BUYER'S ENTRY.
    14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing Leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such Inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnity, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorneys fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of buyer, its agents or employees in connection therewith.
15. FURTHER DOCUMENTS AND ASSURANCES.
    15.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the escrow in condition for closing as and when required by this agreement. buyer and seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by escrow holder or the title company.
16. ATTORNEYS' FEES.
    16.1 In the event of any litigation or arbitration between the Buyer, Seller, and Broker(s), or any of them, concerning this transaction, the prevailing party shall be entitled to reasonable attorney's fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.
17. PRIOR AGREEMENTS/AMENDMENTS.
    17.1 The contract in effect as of the date of agreement supersedes any and all prior agreements between seller and buyer regarding the property.
    17.2 Amendments to this agreement are effective only if made in writing and executed by buyer and seller.

                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.

18. BROKER'S RIGHTS.
    18.1 If this sale shall not be consummated due to the default of either the Buyer or Seller, the defaulting party shall be liable to and shall pay to Broker(s) the commission that Broker(s) would have received had the sale been consummated. This obligation of Buyer, if Buyer is the defaulting party, is in addition to any obligation with respect to liquidated damages.
    18.2 Upon the Closing. Broker(s) is/are authorized to publicize the facts of this transaction.
19. NOTICES.
    19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve any notice, demand request approval or other communication, each such communication shall be in writing and shall be delivered personally. by messenger or by mail. postage prepaid, addressed as set forth adjacent to that Party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address.
    19.2 Any Party or Broker hereto may from time to time, by notice In writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.
20. DURATION OF OFFER.
    20.1 If this offer shall not be accepted by Seller on or before 5:00 p.m. according to the time standard applicable to the city of Los Angeles on the date of July 25, 1998, .it shall be deemed automatically revoked.
    20.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counter-offer.
21. LIQUIDATED DAMAGES. (THIS LIQUIDATED DAMAGES PARAGRAPH IS APPLICABLE ONLY
IF INITIALED BY BOTH PARTIES.)
    21.1 THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $ 50,000.00 PLUS INTEREST, IF ANY, ACCRUED THEREON. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

     -------------------------                    ---------------------------
         BUYER INITIALS                                  SELLER INITIALS

22. ARBITRATION OF DISPUTES: THIS SECTION IS CROSSED OUT AND DELETED
23. APPLICABLE LAW
    23.1 This Agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state In which the Property is located.
24. TIME OF ESSENCE.
    24.1 Time is of the essence of this Agreement.
25. COUNTERPARTS.
    25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.
26. DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.
    26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

    26.2 When entering Into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction, as follows:
         (a) SELLER'S AGENT. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) TO THE SELLER: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) TO THE BUYER AND THE SELLER: a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
         (b) BUYER'S AGENT: A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations: (1) TO THE BUYER: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) TO THE BUYER AND THE SELLER: a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of the Parties. An agent is not obligated to reveal to either Party any confidential information obtained form the other Party which does not involve the affirmative duties set forth above.

                                                  /s/ T.D.
                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.

         (c) AGENT REPRESENTING BOTH SELLER AND BUYER. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) IN a DUAL AGENCY SITUATION, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or ~b) of this paragraph 26.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent In a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate, If legal or tax advice is desired, consult a competent professional.
         (d) FURTHER DISCLOSURES. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction, Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.
    26.3 CONFIDENTIAL INFORMATION: Buyer and Seller agree to Identify to Broker(s) as "Confidential" any communication or information given Broker(s) that is considered by such Party to be confidential.
27. ADDITIONAL PROVISIONS:
    Additional provisions of this offer, If any, are as follows or are attached hereto by an addendum consisting of paragraphs 29 through 32. It will be presumed no other provisions are included unless specified here.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT, AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY, THE IMPROVEMENTS AND EQUIPMENT THEREIN. THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF. THE ENVIRONMENTAL ASPECTS THEREOF, THE INTENDED AND/OR PERMITTED USAGE THEREOF. THE EXISTENCE AND NATURE OF TENANCIES THEREIN. THE OUTSTANDING OTHER AGREEMENTS, IF ANY. WITH RESPECT THERETO, AND THE EXISTING OR CONTEMPLATED FINANCING THEREOF, AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER.


                     THIS FORM IS NOT FOR USE IN CONNECTION
                     WITH THE SALE OF RESIDENTIAL PROPERTY.

IF THIS AGREEMENT HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION INVOLVED HEREIN. THE UNDERSIGNED BUYER OFFERS AND AGREES TO BUY THE PROPERTY ON THE TERMS AND CONDITIONS STATED AND ACKNOWLEDGES RECEIPT OF A COPY HEREOF.




BUYER:

BARRY BEITLER AND TONY DORN AND/OR ASSIGNEE / NOMINEE

By /s/ Barry Beitler               /Date 8-31-98
   ------------------------------       ---------------------

Name Printed: Barry Beitler
              --------------------------------

/s/ Tony Dorn
-------------------------
Tony Dorn

825 So. Barrington Avenue
-------------------------
Address

Los Angeles, CA  90049
-------------------------

(310) 820-2955                      (310) 820-7224
----------------------------       ----------------------------
Telephone                          Facsimile No.

28. ACCEPTANCE.
    28.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

SECTIONS 28.2 and 28.3 ARE CROSSED OUT AND DELETED

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

SELLER:

NEWSTAR MEDIA, INC. a California corporation
--------------------------------------------------

By /s/ Robert Murray          Date 8-31-98
Name Printed: Robert Murray
Title: Vice President and General Counsel

/s/ Neil Topham
Chief Financial Officer

8955 Beverly Boulevard
----------------------------------------
Address

West Hollywood, CA 90048
----------------------------------------

(310) 786-1600
--------------------------------             -------------------------------
Telephone                                    Facsimile No.

                    ADDENDUM TO THAT CERTAIN OFFER, AGREEMENT
                & ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                        DATED JULY 13,1998 BY AND BETWEEN
               BARRY BEITLER AND TONY DORN AND/OR NOMINEE AS BUYER
           AND NEWSTAR MEDIA, INC., A CALIFORNIA CORPORATION AS SELLER
                FOR THE PROPERTY KNOWN AS 8955 BEVERLY BOULEVARD
                           WEST HOLLYWOOD, CALIFORNIA



This Addendum shall serve to amend the above Purchase Agreement. It is understood and agreed between the parties that should the typed portion of this Addendum ever be construed to be in conflict with the printed portion of the Purchase Agreement, the typed portions of this Addendum shall prevail.

29. BUYER'S CONTINGENCY PERIOD. All contingencies to the close of escrow other than clean title at closing have been removed. Buyer reserves the right to perfect title to its satisfaction prior to closing.

30. The first sentence of paragraph 14.1 shall be deleted and the following substituted:

                 "If Buyer intends to go onto the Property before the close of escrow, Buyer shall provide verbal notice to the Seller at least one (1) day in advance. The Seller or the Seller's Agent shall have the right to accompany the Buyer at all times on the Property, the intention being to avoid alerting tenants and other of Buyer's purchase of the Property. If Buyer conducts any tests, surveys, or investigations on the Property during the period prior to the close of escrow, Buyer shall provide to Seller copies of any written reports obtained by Buyer pursuant to Buyer's inspection of the Property and Buyer shall indemnify and hold the Seller harmless from any and all costs associated with such tests, surveys, or investigations."

31. DESIGNATION OF NOMINEE OR ASSIGNEE/1031 EXCHANGE. Buyer has made Seller aware that it intends to use this Property to complete a 1031 Tax Deferred Exchange, presently in escrow at Timcor Financial Corp. and set to close approximately August 28, 1998. Seller agrees to cooperate whenever necessary, at no cost to Seller, to complete the exchange; provided that (i) completion of such Tax Deferred Exchange shall not be a condition to the purchase of the Property by Buyer; (ii) the Tax Deferred Exchange shall not delay the Closing Date; and (iii) Seller shall not be required to take title to any other property in connection with such Tax Deferred Exchange.

32. SELLER LEASEBACK. Buyer has entered escrow on the Property based upon Seller's representations of a sale/leaseback under the following terms and conditions:

    32.1 Seller shall lease the Property from Buyer from close of escrow for a period of one (1) year (12 months) on an "as is, where is" basis at a rental of Three Hundred Eighty Thousand Dollars ($380,000.00) per annum, payable on the first (1St) day of each month at Thirty-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($31,166.66).

    32.2 Buyer shall have no obligations whatsoever for any tenant improvement costs or any maintenance or upkeep costs during the lease term.

    32.3 The lease, to be prepared and executed during Buyer's contingency period, shall be an AIR (American Industrial Real Estate Association) Single-Tenant Net lease.

    32.4 At the end of the lease, the building and all of its systems shall be kept and returned to Buyer/Landlord in the same condition as of the close of escrow, reasonable wear and tear excepted.


                                                  /s/ T.D.
                                                  /s/ R.M.
                                                  /s/ B.B.
                                                  /s/ N.T.

    32.5  Parking shall be free during the term.


    32.6  There will be no options or rights to extend the lease term.


    32.7  The Property shall be leased on an "as is, where is" basis.


    32.8  All other terms to be negotiated in final lease documents.



Agreed to & ACCEPTED: "SELLER"                         AGREED TO & ACCEPTED: "BUYER"

NEWSTAR MEDIA INC.,                                    BARRY BEITLER AND TONY DORN AND/OR NOMINEE
A CALIFORNIA CORPORATION

BY:/s/ Robert Murray                                   BY: /s/ Barry Beitler
--------------------------------                       --------------------------------
Its Authorized Representative                          Barry Beitler

DATE: 8-31-98                                          DATE: 8-31-98
     ----------------------------                           ---------------------------

/s/ Neil Topham                                        BY: /s/ Tony Dorn
Chief Financial Officer                                   -----------------------------
                                                          Tony Dorn

                                                       DATE:
                                                           ----------------------------


                                    ADDENDUM
                                  Page 2 of 2